Schedule 14C Information


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[ x ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ]  Definitive Information Statement


                      Solar Satellite Communications, Inc.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                      Solar Satellite Communications, Inc.
                        630 South Syracuse Way, Suite 293
                               Englewood, CO 80111

                    Notice of Special Meeting of Shareholders
                           To Be Held August __, 2001


To All Shareholders:

     A special meeting of the shareholders of Solar Satellite Communications, Inc., a Colorado corporation (the "Company"), will be held on August __, 2001 at 10:00 a.m. local time at 630 South Syracuse Way, Suite 293, Englewood, CO 80111. The purposes of the meeting are to vote on the following proposals:

     1. Approve an amendment to the Company's Articles of Incorporation increasing the authorized shares of the Company from 25,000,000 to 100,000,000;

     2. Approve a reverse split of the common stock of the Company whereby the Company would exchange one share of common stock for each seven shares of common stock then issued and outstanding;

     3.   Approve the adoption of the Company's 2001 Stock Option Plan; and

     4.   Transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on July __, 2001 may vote at the meeting.

                                     By Order of the Board of Directors,

                                    /s/ Stephen Maguire
                                        ----------------------------------------
                                        Stephen Maguire, Director and Secretary

__________ __, 2001


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                TABLE OF CONTENTS


GENERAL INFORMATION............................................................2
     Information Statement.....................................................2
     Purposes of the Special Meeting...........................................2

VOTING.........................................................................2
     Shareholders Entitled to Vote.............................................3
     Quorum and Vote Required..................................................3
     Vote of Majority Shareholders.............................................3

DISSENTER'S RIGHTS.............................................................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................4

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS...............................5

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES (Proposal No. 1)...................6

REVERSE STOCK SPLIT (Proposal No. 2)...........................................7
     Introduction..............................................................7
     Reasons for the Reverse Split.............................................7
     Certain Effects of the Reverse Split and Increase in Authorized Shares....7
     Certain Federal Income Tax Consequences...................................8
     Effective Date of the Reverse Split.......................................9
     Exchange of Certificates..................................................9

STOCK OPTION PLAN (Proposal No. 3).............................................9
     Description of Stock Option Plan..........................................9
     Certain Federal Income Tax Consequences..................................11

                                PRELIMINARY COPY

                      Solar Satellite Communications, Inc.
                        630 South Syracuse Way, Suite 293
                               Englewood, CO 80111

                              Information Statement

                         Special Meeting of Shareholders
                           To Be Held August __, 2001


                               GENERAL INFORMATION

Information Statement

     This information statement contains information about the special meeting of shareholders of Solar Satellite Communications, Inc. (the "Company") to be held on August __, 2001 at 10:00 a.m. local time at 630 South Syracuse Way, Suite 293, Englewood, CO 80111. The Company anticipates that this information statement will be first mailed or given to all of the Company's shareholders on or about _______ __, 2001.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Purposes of the Special Meeting

     At this special meeting of the Company, shareholders will vote to:

     1. Approve an amendment to the Company's Articles of Incorporation increasing the authorized shares of the Company from 25,000,000 to 100,000,000 ("Proposal No. 1");

     2. Approve a reverse split of the common stock of the Company whereby the Company would exchange one share of common stock for each seven shares of common stock then issued and outstanding ("Proposal No. 2");

     3. Approve the adoption of the Company's 2001 Stock Option Plan ("Proposal No. 3"); and

     4.   Transact such other business as may properly come before the meeting.


                                     VOTING

        THE BOARD OF DIRECTORS HAS RECOMMENDED THAT THE SHAREHOLDERS VOTE
              "FOR" APPROVAL OF EACH OF PROPOSAL NOS. 1, 2, AND 3.

Shareholders Entitled to Vote

     Only shareholders of record at the close of business on July __, 2001 are entitled to vote at the meeting. As of June 14, 2001, there were issued and outstanding 7,505,801 shares of the Company's common stock. Holders of common stock are entitled to one vote per share.

Quorum and Vote Required

     In order to transact business at the Special Meeting, a quorum consisting of shareholders of at least one-third of the outstanding shares of common stock entitled to vote must be present at the meeting. Once a share is represented for any purpose at the Special Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. The affirmative vote of at least a majority of all the shares entitled to vote is required for the approval of Proposal No. 1. The affirmative vote of at least a majority of the votes cast at the Special Meeting is required for the approval of Proposal Nos. 2 and 3.

     Abstentions and "non-votes" are considered as shares present for quorum purposes and entitled to vote but are not counted as affirmative votes cast on a given matter. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner does not have the discretion to vote the beneficial owner's shares with respect to the proposals. Abstentions and broker or nominee "non-votes" with respect to the proposals will be considered as shares entitled to vote on that matter, but will not be considered when counting votes cast on the matters.

Vote of Majority Shareholders

     As of July __, 2001, Satellite Investment Group, LLC ("SIG"), which is owned in equal parts by Robert J. Guerra, Craig A. Kleinman, and Stephen A. Maguire (collectively "the Members of SIG"), held shares of the Company's common stock entitling it to 3,825,000 out of the 7,505,801 total votes that may be cast at the meeting, representing 50.96% of those total possible votes. In addition, Messrs. Guerra and Kleinman collectively own 112,500 shares which are registered in the name of Craig A. Kleinman representing 1.50% of those total possible votes. The Members of SIG have indicated that the shares of the Company's stock held by SIG will be voted in favor of each of the three aforementioned proposals. Similarly, Messrs. Guerra and Kleinman have indicated that the shares of the Company's stock held by them will be voted in favor of each of the three aforementioned proposals. Therefore, since such shares satisfy the quorum and voting requirements for each of the three aforementioned proposals as discussed further below, such proposals will be approved by the shareholders of the Company and the vote of remaining shareholders is unnecessary.

                               DISSENTER'S RIGHTS

     Under Colorado law, our shareholders do not have dissenters' rights in connection with any of the proposals that will be approved as provided in this Information Statement.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The registrant's securities are recorded on the books of its transfer agent in registered form. A substantial portion of the shares are, however, registered in the name of intermediaries such as brokerage houses and clearing houses on behalf of their respective clients. Management does not have knowledge of the beneficial owners thereof.

     The following table sets forth information regarding beneficial ownership as of April 30, 2001, of the Company's common stock by each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's voting securities (a "Principal Shareholder"), by each Director of the Company, each executive officer of the Company, and by officers and Directors of the Company as a group. As of June 14, 2001, there were 7,505,801 common shares issued and outstanding.

     All ownership is beneficial and on record and all beneficial owners listed below have sole voting and investment power with respect to the shares shown, unless otherwise indicated.



                           Name, Address and                                             Percent of Class
Title of Class             Position of Beneficial Owner          Number of Shares        Beneficially Owned (3)
---------------------------------------------------------------------------------------------------------------

Common Stock               Satellite Investment                   3,825,000 (1)                    50.96%
                           Group, LLC,
                           Principal Shareholder,
                           6300 South Syracuse Way
                           Suite 293
                           Englewood, CO 80111

Common Stock               Robert J. Guerra, Director,            3,937,500 (1)(2)                 52.46%
                           CEO and President

Common Stock               Craig A. Kleinman, Director,           3,937,500 (1)(2)                 52.46%
                           Vice-President and Treasurer

Common Stock                Stephen A. Maguire, Director          3,825,000 (1)                    50.96%
                            and Secretary

Common Stock                Officers and Directors                3,937,500                        52.46%
                            as a group (3 people)


(1) Satellite Investment Group's members are Robert J. Guerra, Craig A. Kleinman and Stephen A. Maguire. Each member has a membership interest of 33.33%.

(2) 225,000 shares are registered in the name of Mr. Kleinman; of these shares Mr. Guerra beneficially owns 112,500 shares.

(3) According to Rule 13d-3 "a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (1) Voting power which includes the power to vote, or to direct the voting of, such security; and/or (2) Investment power which includes the power to dispose, or to direct the disposition of, such security." Thus, for example, Mr. Maguire is a beneficial owner of the 3,825,000 shares held by Satellite Investment Group, LLC, because he shares the voting and investment power of such shares with the other two members of Satellite Investment Group, LLC.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     No officer or director of the Company directly received compensation except as disclosed in Item 12 "Certain Relationships and Related Transactions" of the Company's most recent FORM 10-KSB filed with the Securities and Exchange Commission on January 29, 2001, which reads as follows:

          In connection with the purchase of control of the Company by Satellite Investment Group, LLC, a limited liability company, whose members are Robert J. Guerra, Craig A. Kleinman and Stephen A. Maguire, the directors and management of the Company, in June 1998 at a time when the market value of the Accelr8 stock was approximately $8 million the Company entered into an Asset Rehabilitation Agreement with Satellite Investment Group, LLC pursuant to which the Company agreed to pay Satellite Investment Group, LLC a Rehabilitation Fee of $2,500,000 if it were able to cause the Accelr8 stock certificates to be replaced and to become freely saleable by the Company. In approving the Asset Rehabilitation Agreement and the Rehabilitation Fee the board of directors of the company acknowledged that the Company had been unable to realize any value from its ownership of the Accelr8 stock because the stock certificates had been lost and the company had no source funding available to it to obtain reissuance of the lost certificates on a more favorable basis than that provided for in the Asset Rehabilitation Agreement. Once Satellite Investment Group LLC obtained the Asset Rehabilitation Agreement, it purchased 50.96% of the Company stock from the prior management and the board of directors and management of the company changed. Satellite Investment Group, LLC then paid $137,189 to Seaboard Surety Company for issuing a bond for the replacement of the lost certificates. This payment was subsequently reimbursed by the Company. To obtain the required bond, Satellite Investment Group, LLC also was required to provide an unlimited indemnification to Seaboard Surety Company from a substantial indemnitor. The fee of the indemnitor for the indemnity to Seaboard Surety Company was paid by Satellite Investment Group, LLC. The Rehabilitation Fee and the cost of the bond were added to the cost basis of the Accelr8 stock. Thereafter, replacements certificates for the Accelr8 stock were sold between July 1998 and January 1999 at an average price of $7.02 per share for a total consideration of $3,704,103. No shares of Acceler8 are currently owned by the Company.

          The Company paid $69,259 and $64,279 of professional fees during the years ended October 31, 1999 and 2000, respectively to Belaire Business Group, a partnership whose partners are Craig A. Kleinman and Robert J. Guerra, members of Satellite Investment Group, LLC, and directors and management of the Company.

          The Company paid $5,610 and $300 of legal fees during the years ended October 31, 1999 and 2000, respectively to a law firm, whose principal is Stephen A. Maguire, a member of Satellite Investment Group, LLC, and a director and manager of the Company.

     Prior to the adoption of the stock option plan proposed below (Proposal No.
3), the Company had not adopted a long-term incentive plan or any other form of compensatory plan, contract, authorization or arrangement.


                   AMENDMENT OF THE ARTICLES OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                (Proposal No. 1)

     The Company's management believes that it is desirable to have additional authorized shares of common stock available for possible acquisition transactions (see Proposal No. 2 for further discussion) and other general corporate purposes. The Company proposes to increase the number of authorized shares of common stock of the Company from 25,000,000 to 100,000,000. In order to effect such changes the Board of Directors has approved the following amendment to the Articles of Incorporation of the Company:

     The first paragraph of Article III of the Articles of Incorporation of the Company should be amended to read as follows:

     "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 101,000,000 consisting of 1,000,000 shares of preferred stock, $.001 par value per share, and 100,000,000 shares of common stock, $.001 par value per share."

                               REVERSE STOCK SPLIT
                                (Proposal No. 2)

Introduction

     On June 22, 2001, our board of directors approved a proposal to effectuate a reverse split of our common stock, subject to the approval of our shareholders. The reverse split, as approved, will combine our outstanding common stock on a 1 for 7 basis. In other words, once the reverse split takes place, every 7 shares of common stock that you hold will be combined into 1 share. Accordingly, the 7,505,801 shares currently issued and outstanding will be reduced to approximately 1,072,300 shares (subject to rounding) issued and outstanding.

Reasons for the Reverse Split

     The Company's current operations consist solely of seeking merger candidates. The Company's management believes that the large number of shares currently outstanding is a barrier to achieving a merger or other acquisition because it would be likely that any owner of such a merger candidate would require that it receive a controlling interest in the Company. By reducing the number of shares outstanding, the amount of common stock that will need to be issued in order to provide such person with control will be significantly reduced.

Certain Effects of the Reverse Split and Increase in Authorized Shares

     The following table illustrates the principal effects of the reverse split and increase in authorized shares on our common stock based on the number of shares issued and outstanding as of _________, 2001, and the number of shares authorized resulting from the shareholder's affirmative vote on Proposal No. 1.


                               Prior to the Reverse        After the Reverse
                               Split and Increase in       Split and Increase in
Number of Shares               Authorized Shares           Authorized Shares
--------------------------------------------------------------------------------

Authorized Common Stock        25,000,000                      100,000,000

Issued and Outstanding
Common Stock                    7,505,801                        1,072,300(1)

Common Stock Available
for Issuance                   17,494,199                       98,927,700

(1) 1,072,300 is the approximate number of shares that will be issued and outstanding after the reverse split. The rounding of fractional shares will produce an insignificantly higher number.

     Shares of common stock issued pursuant to the reverse split will be fully paid and nonassessable. The reverse split will not alter the relative voting and other rights of holders of the common stock, and each share of common stock will continue to entitle its owner to one vote.

     As a result of the reverse split, the number of shares of common stock presently outstanding will be consolidated but the number of shares authorized for issuance will remain unchanged at 100,000,000 (the increase in authorized shares resulting from Proposal No. 1 will occur simultaneously with the reverse stock split). Accordingly, we will have the ability to issue more shares of common stock than is presently the case without additional shareholder approval. Doing so may have a dilutive effect on the equity and voting power of our existing shareholders.

     Your percentage ownership in the Company will remain essentially unchanged. No fractional shares will be issued in connection with the reverse split. Instead, fractional shares will be rounded up and one whole share will be issued. We expect that most shareholders will receive one additional share of common stock, but we do not anticipate that this will materially affect any shareholder's proportional interest.

     The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

     The reverse split will not affect the Company's shareholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of common stock, and to reflect the change from stated capital to additional paid-in capital.

Certain Federal Income Tax Consequences

     Following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

     We understand that the reverse split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the Company or our shareholders as a result of the reverse split or the exchange of pre-reverse split shares for post-reverse split shares. A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

Effective Date of the Reverse Split

     If the proposal is approved by our shareholders, we anticipate that it will become effective on or about ________, 2001. After the reverse split is effective, certificates representing shares of pre-reverse split common stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split common stock.

Exchange of Certificates

     You are not being asked to exchange your certificates at this time. However you are entitled to do so after the reverse split takes place, if you wish, by contacting our transfer agent ComputerShare Investor Services, 12039 West Alameda Parkway, Lakewood, Colorado 80228, (303) 986-5400. Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.


                                STOCK OPTION PLAN
                                (Proposal No. 3)

Description of Stock Option Plan

     Effective _________, 2001, the Board of Directors adopted the 2001 Omnibus Stock Option Plan (the "2001 Stock Option Plan"). The 2001 Stock Option Plan allows for the granting of (i) nonstatutory stock options ("NSOs"), which can be granted to employees of the Company or any affiliate of the Company and non-employees (such as consultants and outside directors) and (ii) tax-qualified incentive stock options ("ISOs"), which can be granted only to employees of the Company or any affiliate of the Company.

     The purpose of the 2001 Stock Option Plan is to enhance shareholder value by attracting, retaining and motivating key employees, consultants and members of the Board of Directors of the Company and of any affiliate of the Company by providing them with a means to acquire a proprietary interest in the Company's success. All current employees, consultants and members of the Board of Directors of the Company, and of any affiliate of the Company are eligible to participate in the 2001 Stock Option Plan. As of __________, 2001, three persons were eligible to participate in the 2001 Stock Option Plan.

     The aggregate number of shares of the Company's common stock that may be granted under the 2001 Stock Option Plan upon the exercise of either an NSO or ISO is __________. At the discretion of the Board, the 2001 Stock Option Plan may be administered by a committee of two or more non-employee Directors appointed by the Board. Optionees under the 2001 Stock Option Plan shall be selected at the discretion of the Board or such committee from among those eligible participants who, in the opinion of the Board or such committee, are or were in a position to contribute materially to the Company's growth and development and to its long-term success. Subject to the provisions of the 2001 Stock Option Plan, the Board or such committee shall have complete discretion in determining the terms and conditions and number of options granted under the 2001 Stock Option Plan.

     Each ISO granted under the 2001 Stock Option Plan shall not have an exercise price that is less than the market price of the Company's common stock on the date of grant. The exercise price of each NSQ shall be as determined in the discretion of the Board. No option shall be exercisable after the expiration of ten years from the date it was granted. In the case of ISOs granted to persons who beneficially own more than ten percent of the Company's common stock, the exercise price may not be less than one hundred ten percent of the market price of the Company's common stock on the date of the grant, and the term of the option may not exceed five years. Unexercised options will terminate upon the earliest to occur of (i) the date set forth in the written option agreement, (ii) upon completion of any acquisition of the Company, or (iii) ninety days following the termination of the optionee's employment with the Company (unless termination of employment is a result of the optionee's disability or death, in which event the option will terminate if not exercised within twelve or eighteen months, respectively, of the optionee's termination of employment with the Company). Nothing contained in the 2001 Stock Option Plan shall be construed to give any employee or consultant any right to continued employment or association with the Company.

     Each option under the 2001 Stock Option Plan shall be evidenced by a written option agreement that specifies the exercise price, the duration of the option, the number of shares of stock to which the option applies, and such vesting or exercisability restrictions and other terms and conditions which the Board or committee may impose.

     The purchase price of the Company's common stock acquired pursuant to an option shall generally be paid either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the committee, at the time of either the grant or the exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is properly transferred, or
(C) in any other form of legal consideration that may be acceptable to the Board.

     Generally, an ISO shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the ISO is granted only by such person. A NSO shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16a-12 (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO. However, the optionee, with the approval of the Board or committee, may transfer the option for no consideration to or for the benefit of the optionee's immediate family or a qualifying charity (as such terms are defined by the 2001 Stock Option Plan), subject to such limits as the Board or committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the option agreement prior to such transfer.

     Unless earlier terminated by the Board, the 2001 Stock Option Plan shall terminate on the date ten years subsequent to the date of the adoption of the 2001 Stock Option Plan by the Board, after which date no options may be granted under the 2001 Stock Option Plan. Any stock options outstanding at that time will remain in effect in accordance with their terms.

     The Board may at any time terminate the 2001 Stock Option Plan and from time to time may amend or modify the 2001 Stock Option Plan. However, the Board may not, without approval of the shareholders: (i) increase the total amount of common stock that may be purchased through options granted under the 2001 Stock Option Plan; (ii) change the class of employees, consultants or members of the Board eligible to receive options under the 2001 Stock Option Plan or (iii) otherwise amend or modify the 2001 Stock Option Plan where approval of the shareholders is required by any law or regulation governing the Company.

     At the time of this Information Statement no grants have been made pursuant to this 2001 Stock Option Plan.

Certain Federal Income Tax Consequences

     The principal federal income tax consequences of the grant and exercise of options under the 2001 Stock Option Plan are, in general, as follows:

NSOs

     1. Upon the issuance of an NSO, the optionee will have no taxable income and the Company will have no tax deduction.

     2. Upon the exercise of an NSO, the optionee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the underlying shares of stock at the time the option is exercised over the exercise price of the option for such shares.

     3. The amount of income recognized by the optionee will be deductible by the Company as compensation in the year in which ordinary income is recognized by the optionee by reason of exercise of the NSO, provided applicable tax withholding requirements are satisfied.

     4. An optionee's basis for the shares of stock acquired pursuant to the exercise of an NSO will be the option exercise price plus any amount recognized as ordinary income by reason of the exercise of the NSO.

     5. Upon the sale of the stock acquired pursuant to the exercise of an NSO, capital gain or loss will be realized by the optionee in the amount by which the sales price is greater or less than the basis of such stock. The gain or loss will be long-term or short-term depending on whether the shares were held for more than one year after the option was exercised.

ISOs

     1. Upon the issuance of an ISO, the optionee will have no taxable income and the Company will have no tax deduction.

     2. Upon the exercise of an ISO, the optionee will have no taxable income (although there may be an alternative minimum taxable income adjustment) and the Company will have no tax deduction.

     3. The tax consequences upon disposition of the shares of stock acquired upon exercise of an ISO depend upon whether the optionee satisfies the holding period rule which requires the optionee to hold the shares for more than one year after exercise and two years after the date the option was granted.

     4. If the optionee satisfies the holding period rule, the optionee will not realize income upon exercise of the ISO (although the excess of the fair market value of the shares on the date of exercise over the option price must be included as an adjustment in computing alternative minimum taxable income) and the Company will not be allowed an income tax deduction at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or loss, as the case may be.

     5. If the optionee fails to observe the holding period rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the fair market value at the date of exercise over the option exercise price will be treated as ordinary income to the optionee, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on how long the shares were held after the option was exercised), and the Company will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

     The Company sent only one copy of this information statement to those households in which multiple shareholders shared the same address unless the Company received instructions from a shareholder requesting that they receive separate copies of this information statement. If you are a shareholder who shares the same address as other shareholders of the Company and would like to receive a separate copy of this information statement, or further information statements and annual reports, or, if you share the same address as multiple shareholders and you would like the Company to send only one copy of future information statements and annual reports, please: 1) write to us at Solar Satellite Communications, Inc., 630 South Syracuse Way, Suite 293, Englewood, CO 80111; or 2) call us at (720) 529-5518.

                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    /s/ Stephen Maguire
                                        ----------------------------------------
                                        Stephen Maguire, Director and Secretary

July __, 2001

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